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                                                                   EXHIBIT 99.2

                              EMPLOYMENT AGREEMENT





     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of the 15th day of October, 1995, by and between DDL ELECTRONICS, INC., a Delaware corporation (the "Company"), and GREGORY L. HORTON ("Horton").

     WHEREAS, the Company desires to employ Horton as its President, and

     WHEREAS, pursuant to a Resolution of the Board of Directors, the Company is authorized and instructed to enter into this Agreement to set forth the terms and conditions of such continuing employment, and

     WHEREAS, Horton agrees to be employed by the Company pursuant to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:



                                   AGREEMENT



I.   EMPLOYMENT

     1.1 Position. The Company hereby engages and employs Horton in the capacity of President and Chief Executive Officer. Horton shall report directly to the Company's Board of Directors (the "Board") and shall perform the executive duties and functions of President and Chief Executive Officer, subject to such assignments of authority set forth from time to time in the resolutions of the Board and applicable law.

     1.2 Duties. Horton's duties will include all of those generally associated with the position of corporate President and





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Chief Executive Officer, subject to the direction of the Board. Such duties will include the full-time corporate management of all of the Company's operations, with Horton's primary duties being to focus his efforts toward the objective of making the Company profitable, competitive as a technologically advanced firm in its lines of business, and developing and implementing a growth strategy for the Company through internal operations and acquisition alternatives.



II.  COMPENSATION AND BENEFITS

     2.1 Base Salary. Horton's base salary shall be at the rate of One-Hundred and Fifty Thousand Dollars ($150,000) per year for the period commencing on the date of the final closing of the purchase of the capital stock of SMTEK, Inc. by DDL Electronics, Inc. and continuing through June 30, 1996, and One Hundred Fifty Thousand Dollars ($150,000) for the fiscal year beginning July 12, 1996. This base salary will be reviewed at least annually by the Compensation Committee of the Board (the "Compensation Committee"), but shall not be adjusted down without Horton's prior written consent.

     2.2 Bonus. Horton shall be eligible to receive annual bonus compensation based in part upon increases in the Company's revenues and profits and upon such other criteria and the achievement of such reasonable objectives as the Company's Board may from time to time establish. Such bonus compensation may be payable at such times during the year and in such amounts as the same may be determined by the Company's Board provided. Aggregate bonus compensation in any particular year may range in amount up to the level of two-hundred percent (200%) of the then-current base salary.

     2.3 Other Benefits. Horton shall be entitled to other benefits and perquisites which are at least comparable to those which he is presently receiving as President and chief executive officer of SMTEK, Inc. These benefits shall be set forth on the attached Schedule A which is attached hereto and made a part of this Employment Agreement.

     2.4 Expense Reimbursement. Horton shall be reimbursed for reasonable out-of-pocket expenses in accordance with the





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Company's established policies applicable to all officers.



III. TERMINATION AND SEVERANCE PAY

     3.1 At Will. Horton and the Company acknowledge and agree that Horton's employment with the Company is expressly "at will" both during and after the term of this Agreement. This means that either party may terminate Horton's employment with or without cause upon thirty (30) days' advance written notice. Any termination of Horton's employment is, however, subject to the terms and provisions of this Agreement as to severance pay and other obligations.

     3.2 Voluntary Resignation. In the event that Horton's employment with the Company terminates as a result of his voluntary resignation, Horton shall be entitled to no severance pay. For purposes of this Agreement, the term "voluntary resignation" shall not include a resignation that is tendered by Horton pursuant to a direct request of the Board. A resignation tendered by Horton pursuant to a direct request of the Board shall, for purposes of this Agreement, be treated as an involuntary termination, and Horton's entitlement to severance pay and additional benefits in accordance with the provisions of Sections 3.3(a) and 3.3(b) below shall apply unless, and only if, the Board's request was based on Cause (as defined in Section 3.3(c) below).

     3.3 Involuntary Termination.

     (a) Severance Pay. In the event that Horton's employment with the Company is terminated by the Company for Cause (as defined in Section 3.3(c) below), Horton shall be entitled to no severance pay. In the event that Horton's employment with the Company is terminated other than for Cause, and subject to the qualification below, Horton shall be entitled to severance pay equal to the continuation of his then-current monthly base salary, payable ratably over a term not to exceed twenty (20) months or, at the option of the Company, payable within thirty (30) days in a number of shares of the Company's Common Stock with a market value which is equivalent in value to twenty times his then-current monthly base salary at the date of termination.





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     (b) Additional Benefits. In the event that Horton's employment with the
Company is terminated by the Company other than for Cause (as defined in Section 3.3(c) below), Horton shall be entitled to continue to participate in the Company's employee benefit programs that had been made available to Horton pursuant to Section 2.3 above. These programs shall be continued at no cost to Horton, except to the extent that tax laws require the inclusion of the value of such benefits in Horton's income. The programs shall continue for the benefit of Horton for a period of one (1) year after the date of Horton's termination, in the same manner and at the same level as immediately prior to Horton's termination.

     (c) Cause. For purposes of this Agreement, "Cause" shall mean (i) the willful and deliberate refusal of Horton to comply with a lawful, written instruction of the Board, which refusal is not remedied by Horton within a reasonable period of time after his receipt of written notice from the Company identifying the refusal; (ii) an act or acts of personal dishonesty by Horton that were intended to result in substantial personal enrichment of Horton at the expense of the Company; (iii) Horton's conviction of any felony involving an act of moral turpitude; or (iv) Horton's material breach of any representation or covenant contained in Section 5, 6 or 7 of this Agreement.

     3.4 Death. In the event of Horton's death, this Agreement shall automatically terminate and shall be of no further force and effect. Termination of Horton's employment as a result of his death shall not result in any obligation by the Company to pay severance pay (unless the obligation to pay severance exists as of the date of Horton's death) or other benefits to Horton's estate or heirs.

     3.5 Disability. In the event of Horton's Disability (as defined below) during the term of this Agreement for any period of at least four (4) consecutive months, the Company shall have the right, which may be exercised in its sole discretion, to terminate this Agreement. In the event the Company does elect to terminate this Agreement, Horton shall not be entitled to any severance pay at any time but shall be entitled to normal disability benefits in accordance with the policies established from time to time by the Company. For purposes of this Agreement, "Disability" shall mean the inability of Horton to





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perform his employment services hereunder by reason of physical or mental illness or incapacity as determined by a physician chosen by the Company and reasonably satisfactory to Horton or his legal representative.



IV.  TERM

     This term of this Agreement shall commence on the date of the final closing on the purchase of the SMTEK, Inc. capital stock by the Company, and shall terminate on November 1, 1999, unless terminated earlier in accordance with the terms and conditions specified herein.



V.   NONDISCLOSURE OF INFORMATION AND NON-SOLICITATION OF
     EMPLOYEES

     5.1 Nondisclosure of Confidential Information. Except in the performance of his duties hereunder, Horton shall not disclose to any person or entity or use for his own direct or indirect benefit any Confidential Information (as defined below) pertaining to the Company obtained by Horton in the course of his employment with the Company. For purposes of this Agreement, "Confidential Information" shall include the Company's products, services, processes, suppliers, customers, customers' account executives, financial, sales and distribution information, price lists, identity and list of actual and potential customers, trade secrets, technical information, business plans and strategies to the extent that such information has not been publicly disseminated by the Company, other than through a breach hereof.

     5.2 Non-Solicitation. Horton agrees that, so long as he is employed by the Company and for a period of one (1) year after termination of his employment for any reason except involuntary termination without Cause, he shall not (a) directly or indirectly solicit, induce or attempt to solicit or induce any company employee to discontinue his or her employment with the Company, (b) usurp any opportunity of the Company that Horton became aware of during his tenure at the Company, or (c) directly or indirectly solicit or induce or attempt to influence any person or business that is an account, customer or client of the Company to restrict or cancel the business of any such account,





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customer or client with the Company.



VI.  NON-COMPETITION


     So long as Horton is employed by the Company and for a period of one (1) year after termination of his employment for any reason except involuntary termination without Cause, Horton shall not, without the prior written consent of the Company's President, either directly or indirectly, including without limitation through a partnership, joint venture, corporation or other entity or as a consultant, director or employee, engage in the business engaged in by the Company as of the date hereof within those geographical areas in which the Company conducts active business operations.

     The parties hereto expressly agree that both the scope and nature of the covenant and the duration and area for which the covenant not to compete set forth in this Article VI is to be effective are reasonable in light of all facts and circumstances.



VII. REPRESENTATIONS AND COVENANTS OF HORTON

     7.1 Best Efforts. In consideration of the payments to be made hereunder, Horton agrees to devote substantially his entire business time and attention to the performance of his duties hereunder, and to serve the Company diligently and to the best of his abilities. Notwithstanding the foregoing, Horton shall have the continuing right to (a) make passive investments in the securities of any publicly-owned corporation, (b) make any other passive investments with respect to which he is not obligated or required to, and does not in fact, devote any substantial managerial efforts that interfere with his fulfillment of his duties, and (c) upon the prior approval of the disinterested Directors of the Company's Board, serve as a director or consultant for other companies or entities.

     7.2 No Restrictions. Horton represents that he is under no actual or alleged restriction, limitation or other prohibition (whether as a result of his prior employment or otherwise) to perform his duties as described herein.





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     7.3 Authority. Any individual signing this Agreement on behalf of the
Company hereby represents and warrants that he/she has full authority to do so on behalf of the Company.



VIII.     MISCELLANEOUS

     8.1 No Waiver. The waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

     8.2 Notices. Any and all notices referred to herein shall be sufficiently furnished if in writing, and sent by registered or certified mail, postage prepaid, to the respective parties at the following addresses or such other address as either party may from time to time designate in writing:

To the Company:     DDL Electronics, Inc.
                    7320 S.W. Hunziker Road - Suite 300
                    Tigard, Oregon 97223-2302
                    Attention: Secretary


To Horton:          Mr. Gregory L. Horton
                    SMTEK, Inc.
                    2151 Anchor Court
                    Newbury Court, California 91320



     8.3 Entire Agreement and Interpretation. This Agreement supersedes any and all prior written or oral agreements between Horton and the Company, and contains the entire understanding of the parties hereto with respect to the terms and conditions of Horton's employment with the Company. No provision of this document is to be interpreted for or against any party because that party or party's legal representative drafted it.

     8.4 Governing Law. This Agreement shall be construed and enforced in accordance with the laws and decisions of the State of Delaware.


     8.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which shall constitute one and the same





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instrument.

     8.6 Amendment. This Agreement may not be modified, amended, altered or supplemented except by written agreement between Horton and the Company.

     8.7 Assignment and Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective successors and assigns; provided, however, that Horton may not assign any of his rights or obligations hereunder.

     8.8 Expense. In the event an action in law or in equity is required to enforce or interpret the terms and conditions of this Agreement, the prevailing party shall be entitled to reasonable attorneys fees and costs in addition to any other relief to which that party may be entitled.

     8.9 Severability. In the event that any covenant, condition or other provision herein contained is held to be invalid, void or illegal by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Agreement and shall in no way affect, impair or invalidate any other covenant, condition or other provision herein contained. If such condition, covenant or other provision shall be deemed invalid due to its scope or breadth, such covenant, condition or other provision shall be deemed valid to the extent of the scope or breadth permitted by law.

     8.10 Waiver. No breach of any provision hereof can be waived unless in writing. Waiver of any one breach of any provision hereof shall not be deemed to be a waiver of any other breach of the same or any other provision hereof. This Agreement may be amended only by a written agreement executed by the parties in interest at the time of the modification.





     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above





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written.


The "Company":


DDL ELECTRONICS, INC., a Delaware Corporation




---------------------------------------
By:
Its:




"Horton":




---------------------------------------
Gregory L. Horton





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                            LETTER OF UNDERSTANDING


                                 AND AGREEMENT

                         BETWEEN DDL ELECTRONICS, INC.

                             AND GREGORY L. HORTON




         THIS AGREEMENT is made and entered into as of the 15th day of October, 1995, by and between DDL, Electronics, Inc., a Delaware corporation (herein called "DDL") and Gregory L. Horton (herein called "Horton").


         THIS AGREEMENT is made and entered into with reference to the following:

                                    RECITALS


         WHEREAS, the Shareholders of SMTEK, Inc., a California corporation (herein called "SMTEK"), are entering into an agreement to sell 100% of the capital shares of SMTEK; and

         WHEREAS, Horton has agreed to sell his shares of SMTEK under the terms of an Agreement for Purchase of Shares (also referred to herein as "Acquisition Agreement") to be executed by all SMTEK Shareholders, and

         WHEREAS, this Acquisition Agreement provides that the consideration to Horton for his SMTEK shares will be defined in a separate agreement, and

         WHEREAS, it is in the best interest of all parties involved to sign the Acquisition Agreement prior to the completion of the separate agreement concerning the purchase of Horton's shares and Horton's Employment Agreement with DDL; and

         WHEREAS, the Acquisition Agreement specifies consideration of one million (1,000,000) unregistered shares of DDL common stock will be paid to Horton for his SMTEK Stock; and





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         WHEREAS, in addition to the 1,000,000 shares of DDL Common Stock to be received as consideration for his SMTEK stock, certain understandings and agreements have been reached between Horton and representatives of DDL who are authorized to enter into such understandings and agreements; and

         WHEREAS, these understandings and agreements cannot be fully reduced to writing in a formal Agreement prior to the final Closing of the Acquisition Agreement for the purchase of the SMTEK shares; and

         WHEREAS, the following represents the understanding between DDL and Horton concerning the implementation of the separate agreement referred to in
Section 1.03 of the Acquisition Agreement, captioned "Consideration to Horton",

NOW, THEREFORE, the parties hereto agree as follows:

1. Provided that the purchase by DDL of all of the capital stock of SMTEK is consummated in accordance with the terms of the Acquisition Agreement (which is incorporated herein by reference), One million shares of DDL Common Stock, together with the additional consideration specified in Item 2 below, will be paid to Horton by DDL in exchange for his 29,666 shares of SMTEK stock. DDL agrees to permit, at DDL expense, reasonable piggyback registration rights for these shares; provided, however, that Horton shall have the right to demand registration for any shares not registered within two (2) years from the date that the shares are issued. Final closing of this transaction will take place between the date of final closing of the Acquisition Agreement and January 12, 1996.

2. In addition to the one million shares of DDL Common Stock specified in Item 1 above, DDL shall pay to Horton either

         (a) The lesser of Four hundred thousand dollars ($400,000), to be paid in some combination of cash and/or DDL warrants, or the actual Federal income taxes due upon the one million shares of DDL Common Stock which Horton is to receive and any other consideration received as part of this transaction, with the understanding that the taxes will be timely paid by April 15, 1996, or by the appropriate tax liability date for Horton's Federal personal income taxes; or





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         (b) Alternatively, and upon receipt of a tax opinion acceptable to
Horton, DDL may substitute an alternative transaction involving some combination of cash, stock, warrants, or options, so long as the net result is that Horton will receive one million shares of DDL Common Stock net of any provision for Federal personal income taxes, and provided that the taxes are paid by April 15, 1996 or by the appropriate tax liability date for Horton's Federal personal income taxes.

3. DDL shall enter into an Employment Agreement with Horton in which Horton will be appointed President and Chief Executive Officer of DDL Electronics, Inc. The Employment Agreement shall be executed by both parties on or about the First Closing Date for the purchase of SMTEK shares, to be effective after DDL has acquired the SMTEK shares. The Employment Agreement shall specify a base annual salary for Horton of One-Hundred and Fifty Thousand Dollars ($150,000) per year beginning with the effective date specified in that agreement, and shall provide for a bonus plan based upon such criteria as shall be determined at a later date by the DDL Board Of Directors.

4. Following the acquisition by DDL of the SMTEK shares, DDL shall undertake to exercise its best efforts to have Horton elected to membership on the DDL Board of Directors, and Horton shall be consulted concerning the composition and membership of the DDL Board of Directors.

5. DDL expressly acknowledges that Horton has executed the agreement for the purchase of SMTEK shares upon the express condition that DDL agrees to the terms, conditions, and provisions set forth in this Letter of Understanding and Agreement. DDL further acknowledges and agrees that this Letter of Understanding and Agreement is intended primarily for the benefit of Horton and as an inducement for him to execute the Acquisition Agreement.

6. The parties further agree that, in consideration for Horton's entering into this Agreement and the Employment Agreement between the parties, Section 4.15(a) of the Agreement to Purchase Shares shall not be enforced by DDL. This forbearance on the part of DDL to take any action on the basis of Section 4.15(a) shall not, however, in any respect affect the right or the ability of DDL to exercise any and all rights pursuant to





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Section 4.15(b).

7. Horton expressly agrees and acknowledges that any and all conditions, whether written or verbal, which attached to his signature of the Agreement for Purchase of Shares have been fully satisfied and removed, and that his agreement and assent to the terms and conditions of that document are complete and unconditional.

8. This agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.

9. This agreement shall be construed and enforced in accordance with the laws and judicial decisions of the State of Delaware.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.



DDL ELECTRONICS, INC.




                                        Attest:
----------------------------                    ------------------------------
By: President                                   By: Secretary




----------------------------
Gregory L. Horton





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